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                                                                      EXHIBIT 15



August 13, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 22, 2002 on our review of interim financial information of Phelps Dodge Corporation (the "Corporation") as of and for the period ended June 30, 2002 and included in the Corporation's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-67606), Registration Statement and Post-Effective Amendment No. 1 on Form S-3 (Nos. 333-67606, 333-43890, 33-44380 and 333-36415), Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648,
333-42231, and 333-52175) and Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061).

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP